                                                                   EXHIBIT 3.5


                                            Adopted effective November 20, 1997

                          RENAISSANCE WORLDWIDE, INC.
                      SECOND AMENDED AND RESTATED BY-LAWS

                                   ARTICLE I
                                  STOCKHOLDERS

     Section 1.  Annual Meeting.
     --------------------------

     The annual meeting of stockholders shall be held within six months after the end of the corporation's fiscal year specified in these By-Laws. The date and hour of the annual meeting shall be fixed by the Directors. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors or the President. In the event that no date for the annual meeting is established or if no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

     Section 2.  Special Meetings.
     ----------------------------

     So long as the corporation has a class of voting stock registered under the Securities Exchange Act of 1934, as amended, special meetings of the stockholders may be called by the President or by the Directors and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least 40 percent in interest of the capital stock entitled to vote at the meeting.

     Section 3.  Place of Meetings.
     -----------------------------

     All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Board of Directors or the President and specified in the notice of the meeting.

     Section 4.  Notice of Business.
     ------------------------------

     At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk. To be timely, a stockholder's notice shall be delivered to the Clerk at the principal executive offices of the corporation (i) in the case of an annual meeting or a special meeting in lieu of an annual meeting, not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that in the event that the date of the annual meeting or special meeting in lieu of an annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the names and addresses, as they appear on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and any other stockholders known by such stockholder to be supporting such proposal, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Section 5.  Notices.
     -------------------

     A written notice, stating the place, day and hour of all meetings of stockholders shall be given by the Clerk or Assistant Clerk (or the person or persons calling the meeting), at least seven days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization, or these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation. Such notice, if the meeting is called otherwise than by the Clerk, may be a copy of the call of the meeting; and if the meeting is not otherwise called, such notice given by the Clerk shall constitute a call of the meeting by him. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney, thereunto authorized is filed with the records of the meeting.

     Section 6.  Quorum.
     ------------------

     Unless the Articles of Organization otherwise provide, at any meeting of stockholders a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting from time to time.

     Section 7.  Voting and Proxies.
     ------------------------------

     Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the corporation, unless otherwise provided by law or the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk before being voted at any meeting or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at the meeting specified therein and at any adjourned session of such meeting but shall not be valid after final adjournment of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Notwithstanding the foregoing, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the shares or in the corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy.

     Section 8.  Action at Meeting.
     -----------------------------

     Except where a different vote is required by law, the Articles of Organization or these By-Laws, action of the stockholders on any matter properly brought before a meeting shall require, and may be effected by, the affirmative vote of the holders of a majority of the stock present or represented and entitled to vote and voting on such matter, provided that such majority shall be at least a majority of the number of shares required to constitute a quorum for action on such matter. Except where a different vote is required by law, the Articles of Organization or these By-Laws, any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     Section 9.  Action without Meeting by Written Consent.
     -----------------------------------------------------

     Any action by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

     Section 10.  Record Date.
     -------------------------

     The Directors may fix in advance a time which shall be not more than sixty days prior to (a) the date of any meeting of stockholders, (b) the date for the payment of any dividend or the making of any distribution to stockholders, or
(c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

     If no record date is fixed and the transfer books are not closed

     (1) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

     (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

                                   ARTICLE II
                                   DIRECTORS

     Section 1.  Powers.
     ------------------

     The business of the Corporation shall be managed by the Board of Directors, which shall have and may exercise all the powers of the Corporation except those powers reserved to the stockholders by these By-Laws, by law or by the Articles of Organization. Notwithstanding the foregoing, the stockholders may take action on any matter relating to the business of the Corporation at any stockholders' meeting.

     Section 2.  Nomination; Eligibility to Serve.
     --------------------------------------------

     Except as otherwise provided in Section 4 of this Article concerning the filling of vacancies on the Board of Directors, only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk. To be timely, a stockholder's notice shall be delivered to the Clerk at the principal executive offices of the corporation (i) in the case of an annual meeting or a special meeting in lieu of an annual meeting, not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that in the event that the date of the annual meeting or special meeting in lieu of an annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such meeting and not later than the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) as to the stockholder giving the notice, (i) the names and addresses, as they appear on the corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting the election of the proposed nominee(s) and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder and any other stockholders known by such stockholder to be supporting the election of the proposed nominee(s). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Clerk that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Section 3.  Number and Election.
     -------------------------------

     The Board of Directors shall consist of not less than the minimum number of individuals permitted by law and not more than nine persons. The directors, other than those who may be elected by the holders of any series of preferred stock of the corporation, shall be divided into three classes, such classes to be as nearly equal in number as possible. One of such classes of directors shall be elected annually by the stockholders. Subject to the foregoing requirements and applicable law, the number of directors and their respective classifications shall be fixed by the vote of a majority of the Board of Directors, provided that any such action does not operate to remove a director elected by the stockholders or the directors other than in the manner specified in the Articles of Organization or these By-Laws. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Except as otherwise provided in the Articles of Organization or these By-Laws, the members of each class shall be elected for a term of three years and shall serve until their successors are elected and qualified. Any successor to a director whose seat becomes vacant shall serve for the remainder of the term of his predecessor and until his successor is elected and qualified.

     Section 4.  Vacancies.
     ---------------------

     Newly-created directorships resulting from an increase in the size in the Board of Directors or any vacancy at any time existing in the Board of Directors, whether resulting from the death, resignation, disqualification or removal of a Director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office.

     Section 5.  Enlargement of the Board of Directors.
     -------------------------------------------------

     The number of Directors may be increased by the Directors by the affirmative vote of a majority of the Directors then in office.

     Section 6.  Tenure.
     ------------------

     Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, a Director shall hold office until the annual meeting of stockholders held in the third year following the year of his election and thereafter until his successor is chosen and qualified.

     Section 7.  Resignation.
     -----------------------

     Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 8.  Removal.
     -------------------

     A Director may be removed from office only for cause and by the vote of either (a) the holders of seventy-five percent (75%) of the shares outstanding and entitled to vote in the election of Directors or (b) a majority of the Directors then in office; provided, however, that a Director elected by a
                          --------  -------
particular class of stockholders may be removed only by the vote of holders of that class of stock according to the vote requirement and other standards for removal applicable to such class and specified in the Articles of Organization. "Cause" shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude or (v) commission of an action that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     Section 9.  Annual Meeting.
     --------------------------

     Immediately after each annual meeting of stockholders, or the special meeting held in lieu thereof, and at the place thereof, if a quorum of the Directors is present, there shall be a meeting of the Directors without notice; but if such a quorum of the Directors is not present, or if present do not proceed immediately thereafter to hold meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.

     Section 10.  Regular Meetings.
     -----------------------------

     Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board and no notice need be given of regular meetings held at times and places so fixed, provided, however, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, or the special meeting held in lieu thereof, and that if at any meeting of Directors, at which a resolution is adopted fixing the times or place or places for any regular meetings, any director is absent, no meeting shall be held pursuant to such resolution until either each such absent Director has in writing or by telegram approved the resolution or seven days have elapsed after a copy of the resolution certified by the Clerk has been mailed, postage prepaid, addressed to each such absent Director at his last known home or business address.

     Section 11.  Special Meetings.
     -----------------------------

     Special meetings of the Directors may be called by the President, by the Chairman of the Board, by the Clerk, by any two Directors, or by one Director in the event that there is only one Director and shall be held at the place designated in the notice or call thereof.

     Section 12.  Notices.
     --------------------

     Notices of any special meeting of the Directors shall be given to each Director by the Clerk (a) by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered, at his last known home or business address, a written notice of such meeting at least four days before the meeting, or (b) by delivering such notice by hand or by telegram, telecopy or telex to him at least 48 hours before the meeting at such address, notice of such meeting, or (c) by giving notice to such Director in person or by telephone at least 48 hours in advance of the meeting. Such notice, if the meeting is called otherwise than by the Clerk, may be a copy of the call of the meeting; and if the meeting is not so otherwise called, such notice given by the Clerk shall constitute a call of the meeting by him. If the Clerk refuses or neglects for more than 24 hours after receipt of a call to give notice of such special meeting, or if the office of Clerk is vacant or the Clerk is absent from the Commonwealth of Massachusetts or incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any

Director if a written waiver of notice, executed by him before or after the meeting, if filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

     Section 13.  Quorum.
     -------------------

     At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof.

     Section 14.  Action at Meeting.
     ------------------------------

     At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by vote of a majority of those present, unless a different vote is required by law, the Articles of Organization or these By-Laws.

     Section 15.  Action by Written Consent.
     --------------------------------------

     Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings. Such consent shall be treated as a vote of the Directors for all purposes.

     Section 16.  Chairman of the Board of Directors.
     -----------------------------------------------

     The Board of Directors may elect from its own number a chairman. The chairman, if one has been elected, shall preside at all meetings of the stockholders and of the Board of Directors at which the chairman is present and shall have such other duties and powers as the Board of Directors may decide.

     Section 17.  Committees.
     -----------------------

     The Board of Directors may elect from its own number an executive committee and any other committees, and may delegate to the committees any or all of its powers except the power to (a) change the principal office of the corporation;
(b) amend the By-Laws; (c) issue stock; (d) establish and designate series of stock and fix and determine the relative rights and preferences of any series of stock; (e) elect officers required by law to be elected by the stockholders and directors and fill vacancies in any such offices; (f) change the number of the Board of Directors; (g) remove any officers or directors from office; (h) authorize the payment of any dividend or distribution to stockholders; (i) authorize the reacquisition for value of stock of the corporation; or (j) authorize a merger. The Board of Directors may decide the manner in which any such committees shall conduct their business. The Board of Directors shall have power to rescind any action of any committee, but such recission shall not be retroactive.

     Section 18.  Telephone Conference Meetings.
     ------------------------------------------

     One or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE III
                                   OFFICERS

     Section 1.  Enumeration and Qualification.
     -----------------------------------------

     The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers including one or more Vice Presidents, Assistant Treasurers and Assistant Clerks as may from time to time be determined by the Directors. No officer need be a stockholder or a director. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed to accept service of process. A person may hold more than one office at the same time. Any officer may be required by the Board of Directors to give bond for the faithful performance of the officer's duties to the Corporation in such amount and with such sureties as the Board of Directors may determine.


     Section 2.  Election and Vacancies.
     ----------------------------------

     The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders, or the special meeting held in lieu thereof. Other officers may be chosen by the Directors at such meeting or at any other meeting. Any vacancy at any time existing in any office may be filled by the Directors at any meeting and such successor in office shall hold office for the unexpired term of his predecessor.

     Section 3.  Tenure.
     ------------------

     Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk each shall hold office until the first meeting of the Directors following the next annual meeting of stockholders, or the special meeting, held in lieu thereof, and thereafter until his successor is chosen and qualified. Other officers shall hold office until the first meeting of the Directors following the next annual meeting of stockholders, or the special meeting held in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them. Election or appointment of an officer shall not in and of itself create contract rights. The Board of Directors may, however, authorize the corporation to enter into an employment contract with any officer in accordance with applicable law, but no contract right shall prohibit the Board of Directors from removing any officer at any time in accordance with
Article III, Section 5 hereof.

     Section 4.  Resignation.
     -----------------------

     Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 5.  Removal.
     -------------------

     The Directors may remove any officer appointed by the Directors with or without cause by a vote of a majority of the entire number of Directors then in office; provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

     Section 6.  President.
     ---------------------

     The President shall be the chief executive officer of the corporation except as the Board of Directors may otherwise provide. It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. He shall from time to time report to the Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. Except as otherwise provided by the Board of Directors, in the absence of a Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and of the Directors. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

     Section 7.  Vice Presidents.
     ---------------------------

     In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time designate. The Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President and any other title selected by the Directors.

     Section 8.  Treasurer.
     ---------------------

     The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of accounts. He shall have custody of all funds, securities and valuable documents of the corporation, except as the Directors may otherwise provide. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

     Section 9.  Assistant Treasurers.
     --------------------------------

     In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.

     Section 10.  Clerk.
     ------------------

     The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders and of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

     Section 11.  Assistant Clerks.
     -----------------------------

     In the absence of the Clerk from any meeting of the stockholders or from any meeting of the Directors, the Assistant Clerk, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as the Directors may from time to time designate.

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                                   ARTICLE IV
                      PROVISIONS RELATING TO CAPITAL STOCK

     Section 1.  Issuance and Consideration.
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     Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the stockholders or by vote of the Directors. Stock may be issued for cash, tangible or intangible property, services, or for a debt or note or expenses. Stock having par value shall not be issued for cash, property, services or expenses worth less than the par value. For the purpose of this Section 1, a debt or note of the purchaser, secured or unsecured, shall not be considered property.

     Section 2.  Certificates of Stock.
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     Shares of capital stock of the corporation may be certificated or uncertificated. Each stockholder, upon request, shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, but such signatures may be facsimiles when a certificate is countersigned by a transfer agent or registrar, other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     Section 3.  Transfer of Stock.
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     Subject to the restrictions, if any, stated or noted on the stock certificate, the stock of the corporation shall be transferable, so as to affect the rights of the corporation, only by transfer recorded on the books of the corporation or its transfer agent, in person or by duly authorized attorney, and upon the surrender of the certificate or certificates properly endorsed

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or assigned with such proof of authority or authenticity of signature as the corporation shall reasonably require.

     Section 4.  Equitable Interests Not Recognized.
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     The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

     Section 5.  Lost or Destroyed Certificates.
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     The Board of Directors of the corporation may, subject to Massachusetts
General Laws, Chapter 156B, Section 29, as amended from time to time, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed, or mutilated. The Board of Directors may, in their discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in their opinion, with or without surety, to indemnify the corporation against any loss or claim which may arise by reason of the issue of the shares in place of such lost, mutilated or destroyed stock certificate.

                                   ARTICLE V
                          STOCK IN OTHER CORPORATIONS

     Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

                                   ARTICLE VI
                             INSPECTION OF RECORDS

     Books, accounts, documents and records of the corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk or the resident agent, if any, of the corporation. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of

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using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

                                  ARTICLE VII
                  CHECKS, NOTES, DRAFTS AND OTHER INSTRUMENTS

     Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Directors to do so.

                                  ARTICLE VIII
                                      SEAL

     The Board of Directors may adopt and alter the form of seal of the corporation.

                                  ARTICLE IX
                                  FISCAL YEAR

     The fiscal year of the corporation shall, unless otherwise decided by the Board of Directors, end on the last Saturday in December.

                                   ARTICLE X
                                   AMENDMENTS

     Except as otherwise provided in the Articles of Organization and except with respect to a By-Law adopted by the Directors, these By-Laws may at any time be amended by the affirmative vote of the holders of (i) two-thirds of each class of stock outstanding and entitled to vote on the matter, or (ii) in the case of any such amendment that has been approved by vote of the Board of Directors taken at a meeting held prior to the meeting of stockholders at which such amendment is to be voted upon, a majority of the stock present or represented and entitled to vote and voting on such amendment, provided that such majority shall be at least a majority of the number of shares required to constitute a quorum for action on such matter, and provided, further, that notice of the substance of the proposed amendment is stated in the notice of the meeting. If authorized by the Articles of Organization, the Directors also may make, amend or repeal these By-Laws, in whole or in part, except with respect to any provision hereof (i) which alters the provisions of these By-Laws with respect to the removal of Directors or the election of committees by Directors and the delegation of powers thereto, or (ii) which by law, the Articles of Organization or these By-Laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws. Except as otherwise provided in the Articles of Organization, any By-

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Law adopted by the Directors may be amended or repealed by an affirmative vote of the holders of two-thirds of each class of stock outstanding and entitled to vote on the matter.

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